Exhibit 5.14

101 South Tryon Street, Suite 3600 | Charlotte, NC 28280| T 980.215.7770 | F 980.215.7771

Holland & Knight LLP | www.hklaw.com

December 20, 2019

Local Entities defined below

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel in the State of North Carolina to StoneMor North Carolina LLC, a North Carolina limited liability company, StoneMor North Carolina Funeral Services, Inc., a North Carolina corporation and StoneMor North Carolina Subsidiary LLC, a North Carolina limited liability company (collectively, the “Local Entities” and each a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.    the Indenture,

2.    the Master Secretary’s Certificate, dated as of June 26, 2019, made by the Secretary of (i) StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), (ii) the Partnership, (iii) StoneMor Operating LLC, a Delaware limited liability

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December 20, 2019

company (the “Operating Company”) and (iv) each of the Operating Company’s direct and indirect subsidiaries identified on Annex 1 and Annex 2 thereto, including the Local Entities (the “June Secretary’s Certificate”);

3.    the Master Secretary’s Certificate, dated as of the date hereof, made by the Secretary of (i) the General Partner, (ii) the Partnership, (iii) the Operating Company and (iv) each of the Operating Company’s direct and indirect subsidiaries identified on Annex 1 and Annex 2 thereto, including the Local Entities (collectively with the “June Secretary’s Certificate”, the “Secretary’s Certificate”);

4.    the Articles of Organization or Articles of Incorporation, as applicable, for each Local Entity, as certified pursuant to the Secretary’s Certificate;

5.    the Operating Agreement or Bylaws, as applicable, of each Local Entity, as certified pursuant to the Secretary’s Certificate;

6.    the Unanimous Written Consent dated June 26, 2019 of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate; and

7.    certificates of existence issued by the Secretary of State of the State of North Carolina on December 11, 2019 with respect to each Local Entity (the “Certificates of Existence”).

We also have examined such other documents, and have given consideration to such matters of law and fact, as we have deemed necessary for purposes of rendering the opinions herein expressed. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, and (v) the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

We have also assumed (i) that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, (ii) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and (iii) that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation, inquiry or verification, on the factual statements made in the Secretary’s Certificate, the Certificates of Existence and the Indenture. With respect to our opinion in paragraph 1 below as to the existence of the Local Entities, we have relied exclusively on the Certificates of Existence.

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December 20, 2019

Based on the foregoing, and subject to the assumptions, exceptions, exclusions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.    Each Local Entity is existing as a limited liability company or corporation, as applicable, under the laws of the State of North Carolina.

2.    As of the date of the Indenture, each Local Entity had the corporate or limited liability company power, as applicable, to execute and deliver the Indenture, and as of the date hereof each Local Entity has the corporate or limited liability company power, as applicable, to perform its respective obligations thereunder.

3.    All necessary action has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4.    The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the State of North Carolina.

The opinions expressed herein are limited in all respects to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign. We express no opinion concerning any matter respecting or affected by any laws other than the laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to a North Carolina limited liability company or North Carolina corporation, as applicable, executing the Indenture. We express no opinion regarding the enforceability of the Indenture or any other document.

The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to Duane Morris LLP’s reliance on this opinion solely in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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